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Exhibit 10.1

HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

    THIS INJECTABLE DRUGS AGREEMENT (the "Agreement", including by this reference any attached Exhibits and Amendments) is made and entered into on the date set forth on the signature page below by and between the parties in Article I of this Agreement.

    WHEREAS Health Options, Inc. ("HEALTH OPTIONS") is operating as a state certified health maintenance organization in the state of Florida in accordance with applicable laws; and

    WHEREAS HEALTH OPTIONS and HEALTH OPTIONS Affiliates offer certain Members programs for the purchase of injectable drugs (the Program); and

    WHEREAS OptionMed, Inc. (referred to as "PHARMACY" herein) is willing to provide services and supplies for the benefit of Members in accordance with the terms of this Agreement;

    NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree to the following:

I.  PARTIES AND DEFINITIONS

    The parties to this Agreement are:

    Health Options, Inc.
    4800 Deerwood Campus Parkway
    Jacksonville, FL 32246

    a Florida corporation, and

    OptionMed, Inc.
    100 Corporate North, Suite 212
    Bannockburn, Illinois 60015

    Definitions:

  1.1
  Average Wholesale Price (AWP) means the wholesale price of a drug or supply at the time of purchase as defined by the latest edition of the drug file utilized by the Designated Administrator. The price shall be based on the National Drug Code (NDC) number or the container from which the drug or supply was dispensed. Health Options, Inc. will provide PHARMACY with forty-five (45) days notice of any change in Designated Administrator or Average Wholesale Price Drug Source.

  1.2
  Copayment means the amount(s) required to be paid by a Member in accordance with the requirements set out in the applicable Health Services Agreement.

  1.3
  Covered Services means the benefits described and set forth in the Health Services Agreement, including any endorsements and riders thereto, provided that the Member is entitled to receive such benefits.

  1.4
  Designated Administrator means the entity with which, HEALTH OPTIONS or HEALTH OPTIONS Affiliate contracts to perform various services related to the Program.

  1.5
  Health Services Agreement means a HEALTH OPTIONS or HEALTH OPTIONS Affiliate agreement which, by its terms, arranges for the delivery of Covered Services to Members.

  1.6
  HEALTH OPTIONS Affiliate means Blue Cross and Blue Shield of Florida, Inc. and/or any entity certified to operate as an insurance company or as a health maintenance organization that is affiliated with HEALTH OPTIONS or Blue Cross and Blue Cross Blue Shield of

    Florida, Inc. by or through common ownership or control. (HEALTH OPTIONS shall provide Provider with a current list of all such HEALTH OPTIONS Affiliates upon written request.)

  1.7
  Member means an individual or dependent of an individual who, as determined by HEALTH OPTIONS, is eligible to receive services and supplies which are Covered Services from PHARMACY by virtue of this Agreement and is properly enrolled: (a) under a Health Services Agreement with HEALTH OPTIONS or a HEALTH OPTIONS Affiliate; (b) under a Health Services Agreement with a health plan that is participating in a national network, including Blue Cross and Blue Shield organizations and health maintenance organizations; (c) under a self-insurance agreement with HEALTH OPTIONS or a HEALTH OPTIONS Affiliate; (d) in another health plan which has a reciprocity or other agreement with HEALTH OPTIONS or a HEALTH OPTIONS Affiliate for the provision of health care services to its members, each such member therefore being entitled to receive Covered Services under a Health Services Agreement.

  1.8
  Participating Physician means a physician who is authorized to provide medical services to Members pursuant to a written agreement with HEALTH OPTIONS or HEALTH OPTIONS Affiliate.

II.  INDEPENDENT RELATIONSHIP

  2.1
  In the performance of the obligations of this Agreement, regarding any services rendered to, or performed on behalf of, Members by either party or its agents, servants or employees, each party is at all times acting and performing as an independent contractor with respect to the other party, and no party shall have or exercise any control or direction over the method by which the other party shall perform such work or render or perform such services and functions. It is further expressly agreed that no work, act, commission, or omission of any party, its agents, servants or employees, pursuant to the terms and conditions of this Agreement, shall be construed to make or render any party, its agents, servants or employees, an agent, servant, representative, or employee of, or joint venture with, the other party.

  2.2
  PHARMACY hereby expressly acknowledges its understanding that this Agreement constitutes a contract between PHARMACY and HEALTH OPTIONS, that HEALTH OPTIONS is an independent corporation operating under a license with Blue Cross and Blue Shield plans, permitting HEALTH OPTIONS to use the Blue Cross and/or Blue Shield Service Mark in the State of Florida, and that HEALTH OPTIONS is not contracting as an agent of the Association. PHARMACY further acknowledges and agrees that it has not entered into this Agreement based upon representations by any person other than HEALTH OPTIONS and that no person, entity, or organization other than HEALTH OPTIONS shall be held accountable or liable to PHARMACY for any HEALTH OPTIONS' obligations to PHARMACY created under this Agreement. This paragraph shall not create any additional obligations whatsoever on the part of HEALTH OPTIONS other than those obligations created under other provisions of this Agreement.

III.  SERVICES AND SUPPLIES

  3.1
  PHARMACY shall be a provider of services and supplies, for the benefit of Members pursuant to the terms of this Agreement, and as specifically set forth in detail in Exhibit "A" titled "Fee For Service Program Description".

IV.  PROFESSIONAL JUDGMENT

  4.1
  PHARMACY reserves the right to refuse to compound or dispense any prescription in the exercise of its pharmacists' professional judgment; provided, however, that PHARMACY shall remain solely liable to any and all persons and/or entities resulting therefrom.

V.  ON-LINE PROCESSSING

  5.1
  PHARMACY shall submit certain claims for Covered Services for Members provided under this Agreement on-line (i.e. electronic) to the Designated Administrator and the remainder of claims to HEALTH OPTIONS or HEALTH OPTIONS Affiliate, all submissions in conformity with the applicable HEALTH OPTIONS submission protocol then in effect.

  5.2
  PHARMACY shall utilize on-line processing capabilities that are compatible with the Designated Administrator.

VI.  REPRESENTATIONS OF PHARMACY

    PHARMACY represents and agrees:

  6.1
  That it has and shall, during each term of this Agreement, maintain in full force and effect, all licenses, permits, certifications, and other approvals required under federal, state and/or local law in regard to providing services in accordance with the Agreement.

  6.2
  That all personnel who are employed by PHARMACY, directly or indirectly, to compound, dispense or otherwise provide Covered Services in conformance with this Agreement to Members possesses any and all licenses, permits, certifications and regulatory approvals required by law; that all such personnel shall perform only those services which they are legally authorized and all local, state and federal licensing requirements, as well as national, state and county standards professional ethics and practice as may be applicable.

  6.3
  PHARMACY will promptly notify HEALTH OPTIONS of the loss of, or any material limitation with respect to, any such license, permit, certification, or regulatory approval.

VII.  TERM AND TERMINATION

  7.1
  This Agreement shall become effective as of the effective date appearing on the signature page hereof, and shall continue in effect until the date shown on such signature page as the Initial Anniversary Date. Thereafter, this Agreement shall continue in effect from year to year from such initial anniversary date unless terminated by the mutual written agreement of the parties. Notwithstanding the foregoing, and notwithstanding any other provisions of this Agreement, either party may terminate this Agreement at any time by giving at least ninety (90) days prior written notice of such termination to the other party.

  7.2
  Subject to the requirements of Sections 7.4 and 7.5 directly below, HEALTH OPTIONS or PHARMACY may terminate this Agreement immediately at any time if the other party fails to have all applicable licenses or the full amount of insurance coverage required under the provisions of Article XII ("Insurance"). In addition, either party may terminate this Agreement immediately at any time for cause. For purposes of this Agreement, "cause" shall include a material breach of an obligation to be performed hereunder, or a finding that there was fraud, and/or a conviction of a felony, by a party or any individual affiliated with PHARMACY who provides or arranges the provision of services to Members. Further, HEALTH OPTIONS may terminate this Agreement immediately at any time if HEALTH OPTIONS determines that Member dissatisfaction exists with respect to services provided by

    PHARMACY. Termination shall have no effect upon the rights and obligations of the parties arising out of any transactions occurring prior to the effective date of such termination.

  7.3
  Right of Department of Insurance to Order Cancellation.  As required under Florida Statutes §641.234, the Department of Insurance may order HEALTH OPTIONS to cancel this Agreement, if it determines that the fees to be paid by HEALTH OPTIONS are so unreasonably high as compared with similar contracts entered into by HEALTH OPTIONS or as compared with similar contracts entered into by other health maintenance organizations in similar circumstances, such that this Agreement is detrimental to the subscribers, stockholders, investors, or creditors of HEALTH OPTIONS. This agreement shall be canceled upon issuance of such order by the Department pursuant to this section.

  7.4
  As required under Florida Statutes §641.315, PHARMACY shall provide sixty (60) days advance written notice to HEALTH OPTIONS and the Department of Insurance at the addresses listed in the "notice" section of this Agreement before canceling this Agreement with HEALTH OPTIONS for any reason. Nonpayment for goods or services rendered by the PHARMACY to HEALTH OPTIONS or any of its Members shall not be a valid reason for avoiding such 60-day advance notice of cancellation. Upon receipt by HEALTH OPTIONS of a 60-day cancellation notice, HEALTH OPTIONS may, if requested by the PHARMACY, terminate the contract in less than sixty (60) days if HEALTH OPTIONS is not financially impaired or insolvent.

  7.5
  As required under Florida Statutes §641.315, HEALTH OPTIONS shall provide sixty (60) days' advance written notice to PHARMACY and the Department of Insurance at the addresses listed in the "Notice" section of this Agreement before canceling, without cause, this Agreement with PHARMACY, except in such cases where a Member's health is subject to imminent danger.

  7.6
  HEALTH OPTIONS and PHARMACY hereby acknowledge and agree that the provisions of Sections 7.4 and 7.5 above do not relieve either party of any of its other obligations under this Agreement that are not inconsistent with the foregoing, including without limitation any obligation either party has to provide more than sixty (60) days' notice of cancellation of this Agreement, to the other party.

VIII.  PAYMENT TO PHARMACY

  8.1
  HEALTH OPTIONS agrees to pay to PHARMACY the compensation set forth in Exhibit "B" titled Compensation for those services described and set forth in said Exhibit if such services are Covered Services and are provided pursuant to this Agreement. When notification, or action on notification, of cancellation of a Health Services Agreement is received or acted upon by HEALTH OPTIONS after the requested cancellation date, HEALTH OPTIONS will utilize the date so requested for purposes of determining coverage and calculating compensation due under this Agreement.

  8.2
  In the event of any overpayment, duplicate payment or other payment of an amount in excess of that to which PHARMACY is entitled, HEALTH OPTIONS may, in addition to any other remedy, and only to the extent allowed by applicable law, recover the same by way of offsetting the amounts overpaid against current and future amounts due to PHARMACY and/or seeking an immediate refund from PHARMACY of the amount deemed by HEALTH OPTIONS to be an overpayment.

  8.3
  Pursuant to Article V hereof, all claims must be submitted on-line within fourteen (14) days of the date a Covered Service is provided by PHARMACY. Failure to submit claims within fourteen (14) days may result in non-payment by HEALTH OPTIONS for such Covered

    Services. PHARMACY acknowledges that Member shall not be liable for payment for such claims which are not timely submitted. In the event that claim must be submitted on 1500 claim form, PHARMACY must submit claim within thirty days (30).

IX.  COPAYMENTS; OTHER CHARGES

  9.1
  At the time of receipt of Covered Services, a Member may be required, in accordance with applicable Health Services Agreements, to pay PHARMACY a Copayment or other charge(s). The amount of such Copayment or other charge(s) shall be the amount set out in the applicable Health Services Agreement.

X.  MEMBER NON-LIABILITY

  10.1
  PHARMACY hereby agrees that in no event including, but not limited to, non-payment by HEALTH OPTIONS, insolvency of HEALTH OPTIONS, or breach of this Agreement, shall PHARMACY bill, charge, collect a deposit from, seek compensation, remuneration or reimbursement from, or have any recourse against any Member or persons other than HEALTH OPTIONS acting on the Member's behalf, for services provided pursuant to this Agreement. This provision shall not prohibit collection of supplemental charges or Copayments in accordance with the terms of the applicable Health Services Agreement.

  10.2
  PHARMACY further agrees that: (1) this provision shall survive the termination of this Agreement regardless of the cause giving rise to termination and shall be construed to be for the benefit of HEALTH OPTIONS' Members; and that, (2) this provision supersedes any oral or written contrary agreement now existing or hereafter entered into between PHARMACY and any Member or persons acting on such Member's behalf.

XI.  COORDINATION OF BENEFITS

  11.1
  PHARMACY agrees to cooperate fully with the coordination of benefits procedures of HEALTH OPTIONS then in effect.

XII.  INSURANCE

  12.1
  PHARMACY, at its sole cost and expense, shall procure and maintain such policies of general and professional liability insurance and such other insurance as shall be necessary to insure it and its employees against any claim or claims for damages arising out of, or related to, alleged personal injuries or death resulting from the performance or non-performance of services and activities of PHARMACY or its employees, or the use of any facilities, equipment or supplies provided by PHARMACY. Each of such policies shall be in amounts acceptable to HEALTH OPTIONS. PHARMACY has furnished HEALTH OPTIONS with reasonable proof of such insurance prior to execution of this Agreement and shall notify HEALTH OPTIONS in writing at least thirty (30) days prior to the termination or any reduction of such coverage. The failure to give such notice, or the absence of such coverage, is grounds for immediate termination of this Agreement.

XIII.  COOPERATION WITH COMPANIES

  13.1
  PHARMACY agrees to cooperate with HEALTH OPTIONS fully in connection with the conducting by HEALTH OPTIONS of its credentialing activities, peer review activities, utilization management programs, drug use evaluation programs, complaint resolution processes, and quality management programs which HEALTH OPTIONS establishes to the extent that such programs relate to Covered Services to be provided in accordance with this Agreement, and in connection with its regular audit activities. In connection therewith,

    PHARMACY will allow employees, agents, and/or independent contractors retained by HEALTH OPTIONS for the performance of such activities, access to records pertaining to Members at reasonable times, consistent with applicable Florida law. PHARMACY will comply with all reasonable requirements and policies of HEALTH OPTIONS used in administering such activities and/or programs and, further, shall comply with administrative policies and procedures that are used by HEALTH OPTIONS in conducting their business operations. HEALTH OPTIONS shall not be subject to liability to PHARMACY as a result of conducting such activities or programs, provided that HEALTH OPTIONS have acted in good faith.

  13.2
  PHARMACY agrees to comply with the specific Performance Standards set out in Exhibit "C" titled Performance Standards.

  13.3
  PHARMACY and HEALTH OPTIONS agree to make all reasonable efforts, consistent with advice of counsel and the requirements of applicable insurance policies and carriers, to coordinate the defense of all claims in which the other is either a named defendant or has a substantial possibility of being named.

XIV.  MEMBER GRIEVANCE RESOLUTION PROCEDURES

  14.1
  PHARMACY acknowledges that HEALTH OPTIONS, in and pursuant to their various agreements with groups and individuals, have established a grievance resolution procedure that provide a meaningful process for hearing and resolving disputes arising thereunder. A copy of the applicable grievance resolution procedure will be made available to PHARMACY upon request. The parties agree that any complaint, grievance or claim asserted pursuant to such grievance resolution procedure shall be resolved in accordance with such grievance resolution procedure and that they will comply with reasonable requests from HEALTH OPTIONS to assist in resolving such disputes and will comply with all final determinations made through the grievance procedure.

XV.  DISPUTE RESOLUTION; ARBITRATION

  15.1
  Both parties agree to meet and confer in good faith to resolve any controversy or claim arising out of or relating to this Agreement or the breach thereof; provided, however, that the foregoing shall in no way be construed in a manner that would modify or limit the rights and obligations of the parties under Section VII above with respect to termination of this Agreement. Unless otherwise prohibited by law, any such controversy or claim which cannot be so resolved shall be submitted to binding arbitration. Unless the parties agree in writing to modify the procedure for such arbitration, the following procedure shall be followed: Arbitration may be initiated by either party making a written demand for arbitration on the other party within a reasonable time from the date the claim, dispute, or controversy arose, but in no event later than the date legal proceedings would be barred by the applicable statute of limitations. The party making such demand shall designate a competent and disinterested arbitrator in such written demand. Within thirty (30) days of that demand, the other party shall designate a competent and disinterested arbitrator and give written notice of such designation to the party making the initial demand for arbitration. Within thirty (30) days after such notices have been given, the two arbitrators so designated shall select a third competent and disinterested arbitrator and give notice of the selection to both parties. If the two arbitrators designated by the parties are unable to agree on a third arbitrator within thirty (30) days, then upon request of either party such third arbitrator shall be selected by a Circuit Judge in the county in which arbitration is pending. The arbitrators shall then hear and determine the question or questions in dispute, and the decision in writing of any two arbitrators shall be binding upon the parties. The arbitration shall be held in the State of

    Florida at a location to be designated by the party not making the initial demand for arbitration. Unless the parties otherwise agree, the arbitration shall be conducted in accordance with the rules governing procedure and admission of evidence in the courts of the State of Florida. Each party shall pay its chosen arbitrator and shall bear equally the expense of the third arbitrator and all other expenses of the arbitration, provided that attorney's fees and expert witness fees are not deemed to be expenses of arbitration but are to be borne by the party incurring them. Except as otherwise provided in this Agreement, arbitration shall be governed by the provisions of the Florida Arbitration Code.

XVI.  LISTING, ADVERTISING AND PROMOTION

  16.1
  PHARMACY agrees that HEALTH OPTIONS may identify PHARMACY as a provider of services and also agrees that they may advertise, publicize, and otherwise promote the relationship with PHARMACY to potential and existing Members. HEALTH OPTIONS (and HEALTH OPTIONS Affiliates, if applicable) may list the name, address, telephone number of PHARMACY, and a description of its facilities and services, in directories or other lists of providers of services.

    Each party further agrees that, except as provided in the foregoing sentence, the name, symbols, trademarks, trade names, and service marks of the other party, whether presently existing or hereafter established, are proprietary; and each party reserves to itself all rights. In addition, except as provided in the first sentence hereof, neither party shall use the other party's name, symbols, trademarks or service marks in advertising or promotional materials or otherwise without the prior written consent of that party and shall cease any such usage immediately upon written notice of the party or upon termination of this Agreement, whichever is sooner.

XVII.  MAINTENANCE AND INSPECTION OF RECORDS; CONFIDENTIALITY

  17.1
  PHARMACY agrees to maintain adequate business and medical records in English relating to the provision of Covered Services to Members during the term of this Agreement for a period not less than seven (7) years of the record's creation.

  17.2
  PHARMACY and HEALTH OPTIONS agree that all Member medical records shall be treated as confidential so as to comply with all state and federal laws regarding the confidentiality of patient records. However, HEALTH OPTIONS and any HEALTH OPTIONS Affiliate, subject to applicable laws, shall have access to, and shall have the right upon request to inspect and, at its own expense, copy, at all reasonable times, any accounting, administrative, and medical records maintained by PHARMACY pertaining to HEALTH OPTIONS, or any HEALTH OPTIONS Affiliates, relating to Covered Services provided to Members, and to PHARMACY's participation hereunder. In addition, PHARMACY will allow inspection of books and records related to PHARMACY's dealings with under this Agreement by HEALTH OPTIONS or a HEALTH OPTIONS Affiliate, by authorized state agencies, and by the Department of Health and Human Services and the Comptroller General of the United States or their duly authorized representatives; provided, however, that, whenever feasible, PHARMACY shall notify HEALTH OPTIONS prior to releasing information to any agency or entity other than HEALTH OPTIONS or HEALTH OPTIONS affiliates.

  17.3
  This section shall not be interpreted to place any obligation on PHARMACY that would cause PHARMACY to act or otherwise be in violation of applicable state or federal law.

  17.4
  The parties recognize that they each have certain obligations imposed by state and federal law regarding the use and disclosure of personally identifiable medical information ("PIMI"), including but not limited to health and financial information, provided to them about or collected by them from individuals, including HEALTH OPTIONS members. To the extent that any such information is provided by HEALTH OPTIONS to PHARMACY in order to facilitate PHARMACY'S rendition of Covered Services, PHARMACY agrees to treat such information as confidential information belonging to HEALTH OPTIONS, and to use it only in the manner and for the purpose specifically permitted by HEALTH OPTIONS or as otherwise is required by law. PHARMACY agrees that it is prohibited from using and or disclosing confidential information in a manner other than as permitted or required by this Agreement or required by law. PHARMACY shall use appropriate safeguards to prevent use or disclosure other than as permitted by this Agreement. PHARMACY shall ensure that its agents, employees, representatives, business associates, and contractors comply with all of such PHARMACY'S legal obligations regarding use or disclosure of PIMI of Insureds, including, without limitation, the Health Insurance Portability and Accountability Act and regulations promulgated thereunder ("HIPAA-AS") and the Gramm-Leach-Bliley Financial Services Modernization Act ("GLB") and all applicable regulations (state and federal) promulgated thereunder. Notwithstanding the foregoing, PHARMACY expressly agrees that it will not, nor will it permit, any employee, representative, agent, business associate, or contractor, or any third party whose access to such information is acquired by virtue of this Agreement, and/or PHARMACY'S performance pursuant to this Agreement, to collect or use PIMI of Members except that PHARMACY will be entitled to collect and use such information for the purpose of rendering Covered Services pursuant to this Agreement. PHARMACY shall report to BCBSF any use or disclosures not permitted by this Agreement about which PHARMACY becomes aware. The provisions of this paragraph shall survive termination or expiration of this Agreement.

XVIII.  ACCESS TO MEDICAL RECORDS

  18.1
  Until expiration of six (6) years after the furnishing of services pursuant to this Agreement, PHARMACY shall make available, upon written request, to the Secretary of the Department of Health and Human Services, to the Comptroller General, or to any other applicable governmental authority, this Agreement and books, documents and records of PHARMACY that are required by such authorities in order to certify the nature and extent of costs incurred with respect to any services furnished for which payments may be made under the Medicare and Medicaid programs. If PHARMACY carries out any of the duties of this Agreement through a subcontract, having a value or a cost of $10,000 or more over a twelve month period, such subcontract shall incorporate by reference all terms and conditions required of such a clause whereby, until expiration of six (6) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon written request, to the Secretary of the Department of Health and Human Services, to the Comptroller General, or to their duly authorized representatives, the subcontract, and the books, documents and records of such organization that are necessary to verify the nature and extent of costs incurred with respect to any services furnished for which payments may be made under the Medicare or Medicaid programs. Further, PHARMACY specifically acknowledges that, and agrees to inform any subcontractor who performs any of the obligations of PHARMACY under this Agreement that, payments received under this Agreement may, in whole or part, be Federal funds.

XIX.  ASSIGNMENT AND DELEGATION

  19.1
  Neither party may assign any rights or delegate any duties or obligations under this Agreement, or transfer this Agreement in any manner, without the express written approval of a duly authorized representative of the other party, and any such attempted assignment, delegation or transfer in violation of this provision shall be void; provided, however, that HEALTH OPTIONS expressly reserves the right to assign any and all of its rights, and to delegate any and all of its duties and obligations hereunder, and to in any manner transfer this Agreement, to a HEALTH OPTIONS Affiliate, provided that HEALTH OPTIONS shall notify PHARMACY of any such assignment, delegation or transfer in writing at least thirty (30) days prior thereto.

XX.  GENERAL PROVISIONS

  20.1
  AMENDMENT:  This Agreement or any part of it may be amended at any time during the term of the Agreement (as to Amendments, not Exhibits when the Agreement first entered into) by mutual consent in writing of duly authorized representatives of the parties, provided, however, that any change (including any addition and/or deletion) to any provision or provisions of this Agreement that is required by duly enacted federal or Florida legislation, or by a regulation or rule finally issued by a regulatory agency pursuant to such legislation, rule or regulation, will be deemed to be part of this Agreement without further action required to be taken by either party to amend this Agreement to effect such change or changes, for as long as such legislation, regulation or rule is in effect.

  20.2
  APPLICABLE LAW:  The validity of this Agreement and of any of its terms and provisions, as well as the rights and duties of the parties hereunder, shall be interpreted and enforced pursuant to and in accordance with the laws of the State of Florida.

  20.3
  ATTORNEY FEES: ENFORCEMENT COSTS:  Except in the case of arbitration proceedings referred to above, or if the parties otherwise agree in writing, if any permitted legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees, court costs, and other reasonable expenses incurred in connection with maintaining or defending such action or proceeding, as the case might be, including any such attorney's fees, costs, or expenses incurred on appeal, in addition to any other relief to which such party or parties may be entitled.

  20.4
  BINDING EFFECT:  This Agreement shall be binding upon and inure to the benefit of the parties, their successors, and their permitted assigns, unless otherwise set forth herein or agreed to by the parties in writing.

  20.5
  CONFIDENTIALITY OF CONTRACT TERMS AND MEMBER LISTINGS:  PHARMACY acknowledges and agrees that the reimbursement rates paid by HEALTH OPTIONS, and other aspects of this Agreement, including, without limitation, any and all membership listings provided to Provider by HEALTH OPTIONS, are competitively sensitive. PHARMACY will not disclose such rates, membership listings, and other aspects of this Agreement, to third parties, except upon the prior written authorization of HEALTH OPTIONS.

  20.6
  ENFORCEABILITY:  In the event any provision of this Agreement is rendered invalid or unenforceable by a valid Act of Congress or of the Florida Legislature or by any regulation duly promulgated by officers of the United States or of the State of Florida acting in accordance with law, or declared null and void by any court of competent jurisdiction, the remainder of the provisions of this Agreement shall remain in full force and effect.

  20.7
  ENTIRE AGREEMENT: SIGNATURES REQUIRED:  This Agreement, which shall be deemed to include all attachments, amendments, exhibits, addenda, and schedules, if any, contains the entire Agreement between the parties. Any prior agreements, promises, negotiations or representations, either oral or written, relating to the subject matter of this Agreement and not expressly set forth in this Agreement are of no force or effect. This Agreement will be effective and binding on the parties only if the duly authorized signatures of the parties are affixed hereto where indicated on the signature page below, and not otherwise.

  20.8
  HEADINGS:  The headings of sections contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  20.9
  LIMITATIONS ON LIABILITY:  Although this Agreement contemplates services for Members, the parties reserve the right to amend or terminate this Agreement without notice to, or consent of, any such Member. Subject to the provisions of Article X (Member Non-Liability for Payment), no persons or entities except for HEALTH OPTIONS, HEALTH OPTIONS Affiliate and PHARMACY are intended to be or are, in fact, beneficiaries of this Agreement; and its existence shall not in any respect whatsoever increase the rights of any Member or other third party, or create any rights on behalf of any Member or other third party vis-à-vis either of the parties. Neither party shall be responsible for any act, omission, or default of any hospital, physician or other independent contractor, or for any negligence, misfeasance, malfeasance or nonfeasance of any other independent contractor. No provision of this Agreement shall be deemed to constitute an agreement by either party to indemnify or hold harmless any other person or entity, whether or not a party hereto.

20.10	NONDISCRIMINATION: In carrying out their obligations under this Agreement, Provider shall not discriminate against any Member on a basis of race, color, religion, sex, national origin, age, health status, participation in any governmental program (including Medicare), source of payment, membership in a health maintenance organization, marital status, or physical or mental handicap; nor shall PHARMACY knowingly contract with any person or entity which discriminates against any Member on any such basis.
20.11
NON-EXCLUSIVITY: The parties hereby acknowledge that this Agreement is not exclusive, and that each party may freely contract with any other person, firm or entity concerning the subject matter hereof.
20.12
SURVIVAL OF PROVISIONS UPON TERMINATION: Any provision of this Agreement, which requires or reasonably contemplates the performance of obligations by either party after the termination of this Agreement shall survive such termination unless otherwise specifically provided herein.
20.13	WAIVER OF BREACH: Waiver of a breach of this Agreement shall not be deemed to be a waiver of any other breach and shall not bar any action for subsequent breach thereof.

XXI.  NOTICES

  21.1
  Any notice required to be given pursuant to the terms and provisions of this Agreement shall be in writing, postage prepaid, and shall be sent (by certified or registered mail, return receipt requested, or by federal express or other overnight mail delivery for which evidence of delivery is obtained by the sender), to the address or addresses set forth below unless the sender has been otherwise instructed in writing or unless otherwise provided by law. The notice shall be deemed to be effective on the date indicated on the return receipt or, if no date is so indicated, then on the date of the notice.

      To PHARMACY:

        OptionMed, Inc.
        100 Corporate North Suite 212
        Bannockburn, Illinois 60015

      To Department of Insurance:

        Bureau of Allied Lines
        Room 637, Larson Building
        200 East Gaines Street
        Tallahassee, Florida 32399

      To HEALTH OPTIONS:

        Blue Cross and Blue Cross Blue Shield of Florida, Inc. and
        Health Options, Inc.
        Attn: Director of Pharmacy
        4800 Deerwood Campus Parkway
        Jacksonville, Florida 32246

      With a copy to:

        Health Options, Inc.
        Attn: Legal Affairs
        4800 Deerwood Campus Parkway
        Jacksonville, Florida 32246

XXII.  MEDICARE PROGRAM

  22.1
  Exhibit "D" titled "Medicare+Choice Amendment," is hereby made part of this Agreement and the parties hereby agree to be bound by its terms.

    IN WITNESS WHEREOF, by placing their duly authorized signatures below, the parties hereby execute this Agreement and agree to be bound by its terms.

Effective Date:           September 5, 2001

Initial Anniversary Date:           September 4, 2002

PHARMACY
(OptionMed, Inc.)

Signature:
/s/ Rajat Rai
Rajat Rai Name (Printed or Typed)
Chief Executive Officer, OptionMed, Inc. Title
September 5, 2001 Date Signed
HEALTH OPTIONS (Health Options, Inc.)
Signature:
/s/ Robert Forster
Name (Printed or Typed)
Robert Forster, M. D., V.P. Care and Network Management Title
September 5, 2001 Date Signed

A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED, FOR CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN SOUGHT HAS BEEN DELETED FROM THIS EXHIBIT AND THE DELETED TEXT REPLACED BY AN ASTERISK (*).

HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

EXHIBIT "A"

FEE FOR SERVICE PROGRAM DESCRIPTION

I.  Claims Submission/Active Member

1.1	Physician submits to PHARMACY a Member/patient specific request (order or prescription) for an exact quantity of a specific medication.
1.2
PHARMACY will submit, via electronic transmission, a prescription for the specified medication to HEALTH OPTIONS designated administrator. The electronic transmission must be submitted with all of the information necessary for appropriate adjudication of the prescription claim.
1.3
HEALTH OPTIONS designated administrator will advise, via electronic transmission, whether Member is currently active on the designated administrator's file, if the drug is covered and the amount to be paid to PHARMACY for the specific medication.
1.4
If HEALTH OPTIONS designated administrator advises that a Member is not currently active on its file, PHARMACY will view the Virtual Office (VO) information via electronic transmission. PHARMACY enters into the VO system the Member's name, Member ID number and Date Of Birth (DOB). The VO system then shows if the Member is active or inactive.
1.5	When a person does not show as active on the VO system, PHARMACY will contact the appropriate representative for confirmation that the person is not an active Member.
1.6
When a person is determined by PHARMACY not to be a HEALTH OPTIONS Member, PHARMACY will contact the physician and/or such person (if not active) and advise that the person has no medical or PHARMACY coverage with HEALTH OPTIONS. Therefore, HEALTH OPTIONS will not be responsible for payment to PHARMACY for the requested (order or prescriptions) product.
1.7	PHARMACY will use its best efforts to determine whether a person is a Member.

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II.  Criteria Confirmation

2.1	After confirmation that a member is active and when requested by HEALTH OPTIONS, PHARMACY validates that the Member's condition meets the coverage criteria provided by HEALTH OPTIONS for coverage of the medication ordered or prescribed by the physician.
2.2
For South Geographic Business Unit Members only, when a Member's condition may require treatment with a chemotherapeutic agent, Quality Oncology will validate that the Member's condition meets the coverage criteria provided by HEALTH OPTIONS.
2.3
After determination by PHARMACY (or Quality Oncology as noted above) that the request (order or prescription) meets HEALTH OPTIONS coverage criteria for use of the medication, PHARMACY will proceed with the distribution of the injectable medication and supplies as appropriate.
2.4
When PHARMACY or Quality Oncology determines that the coverage criteria are not met, the physician's request (order or prescription) is sent to the GBU Medical Director in which the Member resides for review and approval or denial.

III. Billing

3.1	For Members showing as active on the file of HEALTH OPTIONS designated administrator, PHARMACY, will process all requests (orders or prescriptions) via electronic transmission through HEALTH OPTIONS designated administrator.
3.2
When Members are not shown as active on HEALTH OPTIONS designated administrator's file, but determined to be active by accessing VO and/or by conversation with the appropriate HEALTH OPTIONS representative, PHARMACY will bill HEALTH OPTIONS by sending a completed 1500 claim form to the designated HEALTH OPTIONS claims processing area.

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IV. Delivery/Distribution

4.1	Replacement—When a physician administers the requested INJECTABLE medications in the physician's office, to a Member, PHARMACY will replace the medication within * from receipt of the physician's order. For faster replacement, orders received by 12:00 pm will be delivered the next business day.
4.2
Just in Time—Physicians may also utilize this program as a "Just in Time" program. The physician will order the INJECTABLE medications to be delivered prior to the patient's appointment. The physician will need to order the INJECTABLE medication at least * prior to the Member's appointment. Just-in-Time medications are to be delivered between * business days prior to the Member's appointment and * business days prior to the Member's appointment.
4.3
Member Self-Administration—At a physician's discretion the INJECTABLE medication may be delivered directly to a Member for self-administration at the Member's home. The physician will need to order the INJECTABLE medication at least * prior to the time that the Member will need to self-administer the medication.
4.4
Emergency Request—When it is determined by the ordering physician that an emergency exists, PHARMACY will deliver the requested INJECTABLE medication to the physician's office or to the Member's home within * after the order is received.

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V.  Other

5.1	PHARMACY will use its best efforts to educate physicians and/or their office staff concerning PHARMACY services available from PHARMACY.
5.2	PHARMACY will ensure that specialty PHARMACY sites are appropriately located throughout Florida to enable it to meet the medication delivery time requirements stated above.
5.3	PHARMACY will comply with all credentialing requirements as identified by HEALTH OPTIONS and HEALTH OPTIONS Affiliates.
5.4	PHARMACY will maintain current Operation Policies and Procedures to fully comply with all requirements of delegated authority as identified by HEALTH OPTIONS and HEALTH OPTIONS Affiliates.

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A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED, FOR CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN SOUGHT HAS BEEN DELETED FROM THIS EXHIBIT AND THE DELETED TEXT REPLACED BY AN ASTERISK (*).

HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

EXHIBIT "B"

COMPENSATION

I.
Fee for Service Payment Rate.

*	AWP less *
*	AWP Less *
All other injectable drugs	AWP less *

      * will be reimbursed manually to PHARMACY by HEALTH OPTIONS at PHARMACY'S net cost for the medication.

      All orphan and low availability drugs will be negotiated on a case by case basis.

      The above prices include all supplies necessary for the administration of medications under this agreement.

II.
The products and medications (for which industry accepted data exist to allow dispensing or distributing for administration in exact doses) will be provided and billed at the exact quantities prescribed by the physicians. Examples of such medications are Epogen, Neupogen and Procrit.

III.
The following are not included under this Agreement:

Nursing Services
IDPN/Furrlicit to Dialysis Centers
Services/items/drugs not covered by the plan
Wound care supplies
PICC line supplies/Nursing
Synchromed Nursing

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A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED, FOR CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN SOUGHT HSS BEEN DELETED FROM THIS EXHIBIT AND THE DELETED TEXT REPLACED BY AN ASTERISK (*).

HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

EXHIBIT "C"

PERFORMANCE STANDARDS

1.
All injectable deliveries are made in the allotted time as set out in the Agreement. Exceptions to this will be for * and manufacturers drug backlogs.

2.
All standard supplies necessary for self-administration of the medications delivered to all Members at home are included with each injectable drug shipment.

3.
PHARMACY guarantees the implementation of a rotary fax machine to continuously receive physician orders without delays in process.

4.
PHARMACY will work in conjunction with HEALTH OPTIONS and HEALTH OPTIONS Affiliates Disease Program Coordinators.

5.
PHARMACY will have a pharmacist on call 24 hours per day, seven days per week, and will ensure the delivery of all injectable medications within the time limits listed in the contract.

6.
All pharmacies owned and operated by PHARMACY in Florida, that are eligible for JCAHO accreditation, are required to maintain JCAHO accreditation.

7.
Just-In-Time medications are to be delivered between * business days prior to the Member's appointment and * business days prior to the Member's appointment.

8.
PHARMACY agrees to utilize coverage criteria provided by HEALTH OPTIONS when determining whether to deliver a medication to a physician's office or to a Member's home, or whether to send the physician's requested order to the designated HEALTH OPTIONS representative for approval to deliver the medication.

9.
PHARMACY will have a process in place to forward all requests for injectable medications within * to the appropriate GBU Medical Director when the information submitted by the physician does not meet the coverage criteria provided by HEALTH OPTIONS.

10.
PHARMACY will provide HEALTH OPTIONS a drug delivery plan in the event of natural or man-made disasters. This plan is to be updated as needed or yearly and presented to HEALTH OPTIONS for review.

11.
PHARMACY will have in place back-up pharmacies to deliver requested injectables that PHARMACY cannot provide within the allotted contracted times.

12.
PHARMACY will have a dedicated Florida licensed Pharmacist available to provide physician communication.

13.
PHARMACY will provide a dedicated physician liaison to assist with physician practices as needed.

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14.
PHARMACY will, on a monthly basis, provide to HEALTH OPTIONS monthly reports, to include at the minimum the following: Member demographics, date of service, place of where injectable dispensed from, member contract number, OptionMed document number, name of drug, drug strength, number of times to be administered per day/week/month, HCPCS Code, NDC number, quantity dispensed and the number of times an INJECTABLE medication had to be delivered in an emergency situation.

15.
PHARMACY to meet with HEALTH OPTIONS Program Coordinators monthly for Continuous Quality Improvement meetings.

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HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

EXHIBIT "D"

1  MEDICARE+CHOICE AMENDMENT

    Pursuant to Section 20.1 of this Agreement, this Medicare+Choice Amendment is entered into between Health Options, Inc. ("HEALTH OPTIONS") and OptionMed, Inc.

    WHEREAS, HEALTH OPTIONS is a Medicare+Choice organization offering one or more Medicare+Choice Plans within certain service areas; and

    WHEREAS, PHARMACY is willing to offer programs for the purchase of INJECTABLE drugs to HEALTH OPTIONS Medicare+Choice Members under one or more such Plans.

    IT IS THEREFORE AGREED AS FOLLOWS:

1.
Definitions:  The definition set out in Attachment 1 to this Medicare+Choice Amendment shall apply whenever Covered Services under a Medicare+Choice Plan are provided to a Medicare+Choice Member;

2.
Compliance with HEALTH OPTIONS Medicare+Choice Administrative Policies and Procedures:  PHARMACY shall use best efforts to comply with all current HEALTH OPTIONS Medicare+Choice administrative policies and procedures and any new policies or procedures which may be enacted by HEALTH OPTIONS and thereafter furnished to Pharmacy. In the event PHARMACY cannot materially comply with any such new policies or procedures furnished to Pharmacy, PHARMACY shall furnish HEALTH OPTIONS with a written notice describing the specific policies or procedure with which PHARMACY cannot materially comply. HEALTH OPTIONS agrees to then furnish PHARMACY with information intended to, if needed, sufficiently explain any such new policy or procedure and, if after review of such information PHARMACY or HEALTH OPTIONS are unable to determine an acceptable course of action to resolve the inconsistencies of their respective policies and procedures, either party may terminate this Medicare+Choice Amendment after providing at least ninety (90) days prior written notice to the other party. PHARMACY also agrees to fully cooperate in any external review conducted by appropriate Federal or State agencies. PHARMACY specifically agrees that it will require each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement) to also specifically agree that such entity or individual is also under this duty to so comply with HEALTH OPTIONS Medicare+Choice administrative policies and procedures.

3.a.
UR/QI and Encounter Data Programs:  HEALTH OPTIONS shall establish a Medicare+Choice Utilization Review and Quality Assessment and Improvement program ("UR/QI Program") which shall seek to assist in the delivery of quality health care services which are considered medically necessary for Medicare+Choice Members. Further, HEALTH OPTIONS shall establish a Medicare+Choice Encounter Data program ("Encounter Data Program") which shall seek to assist in the efficient and effective collection of data. PHARMACY agrees to cooperate with these UR/QI and Encounter Data Programs (and with any independent organization retained under any such program), to abide by decisions resulting from review under these programs and with other aspects of this program, subject to rights of appeal as provided directly below.

b.
It is specifically acknowledged that the UR/QI Program will incorporate and meet standards and guidelines outlined in the Quality Improvement System for Managed Care ("QISMC").

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    Further, in support of uniform data collection and reporting, the following may also be utilized: The Health Employer Data Information Set ("HEDIS"); Consumer Assessment of Health Plan Satisfaction ("CAHPS") survey; and Health of Seniors ("HOS"); and PHARMACY will submit to HEALTH OPTIONS (in accordance with HEALTH OPTIONS instructions) data required under this program. PHARMACY further specifically agrees that it will require each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement) to also specifically agree that such entity or individual is also under the duty to so cooperate with these UR/QI and Encounter Data Programs and to so abide by the decisions under these programs and with other aspects of these programs, subject to rights of appeal as provided directly below.

  c.
  PHARMACY specifically agrees that it will submit to HEALTH OPTIONS (in accordance with HEALTH OPTIONS instructions under its Encounter Data Program) all data necessary to characterize the context and purpose of each encounter between a Medicare+Choice Member and PHARMACY (e.g. medical records for the validation of encounter data). PHARMACY specifically certifies that all such data submitted to HEALTH OPTIONS will be accurate, complete, and truthful, this certification based on best knowledge, information, and belief. PHARMACY further specifically agrees that it will require each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement) to also specifically agree that such entity or individual is also under this duty to submit encounter data.
4.
Rights of Appeal:
(a)
Denial of Coverage:  In the event PHARMACY does not agree with a denial of benefit coverage determination made by HOI, an appeal may be filed with HOI, and HEALTH OPTIONS shall review such appeal as to any Medicare+Choice Member in accordance with the appeal procedures then in effect. PHARMACY acknowledges that HEALTH OPTIONS shall have final and binding authority regarding all determinations of Medicare+Choice Member benefit coverage, subject to review by applicable Federal and State regulatory authorities;

(b)
Grievances and Appeals:  HEALTH OPTIONS has in place procedures for timely hearing and resolution of grievances between Medicare+Choice Members and HEALTH OPTIONS or certain other entities or individuals through which HEALTH OPTIONS arranges for the provision of health care services (e.g. appeal rights applicable to physicians, as described under Section 1861(r) of the Social Security Act). HEALTH OPTIONS specifically agrees that these procedures will meet any guidelines established by CMS, and both HEALTH OPTIONS and PHARMACY agree to cooperate fully toward the investigation and resolution of any such grievance and/or appeal and to abide by decision under these grievance and/or appeal programs.

    PHARMACY further specifically agrees that it will require each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement) to also specifically agree that such entity or individual is also under the duty to so fully cooperate toward the investigation and resolution of any such grievance and/or and to so cooperate with these programs and to so abide by the decisions under these programs.

5.
Conscience Protection and Medicare+Choice Member Advice:  HEALTH OPTIONS specifically agrees that it will not prohibit or otherwise restrict any provider of medical services or supplies, acting within such provider's lawful scope of practice, from advising, or advocating on behalf of, a Medicare+Choice Member about:

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  (i)
  The Medicare+Choice Member's health status, medical care, or treatment options, including the provision of sufficient information to the individual to provide an opportunity to decide among all relevant treatment options;

  (ii)
  The risk, benefits, and consequences of treatment and non-treatments; or

  (iii)
  The opportunity for the individual to refuse treatment and to express preferences about future treatment decisions.
6.
Accountability to CMS:

    HEALTH OPTIONS acknowledges:

  (i)
  That it is HEALTH OPTIONS duty to oversee, and that it is accountable to CMS for, any functions or responsibilities described in the standards set out in Federal regulations concerning utilization of subcontractors under a Medicare+Choice contract; and that

  (ii)
  HEALTH OPTIONS may only delegate activities or functions in a manner consistent with applicable requirements under these Federal regulations. Both HEALTH OPTIONS and PHARMACY acknowledge that any service or other activities performed by a related entity, contractor or subcontractor in accordance with a contract or written agreement will be consistent with and comply with HEALTH OPTIONS contractual obligations to CMS.
7.
Prompt Payment/Claims Submission:  HEALTH OPTIONS shall remit payment for claims submitted by PHARMACY for provision of Covered Services to Medicare+Choice Members under this Medicare+Choice Amendment within thirty (30) days of receipt, provided that the applicable claim is complete and accurate, leaving no issues regarding HEALTH OPTIONS responsibility for payment. It is specifically agreed that, to be eligible for compensation for the rendering of Covered Services, PHARMACY must submit claims to HEALTH OPTIONS for such services within sixty (60) days following the date of service, provided, however, that corrections or additions to such claim shall be accepted by HEALTH OPTIONS if made within sixty (60) days from HEALTH OPTIONS receipt of an initial claim. Any claim submitted more than one hundred twenty (120) days following the date of service may be denied, unless the claim was returned by HEALTH OPTIONS for further information.

8.
Medicare+Choice Member Financial Protection:  It is specifically acknowledged that PHARMACY and each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement), are prohibited from holding, and as a consequence each will not in any event attempt to hold, any Medicare+Choice Member liable for payment of any fees that are the legal obligations of HEALTH OPTIONS under its Medicare+Choice contract with CMS.

9.
Confidentiality and Accuracy of Medicare+Choice Member Records:  For any medical records or other health and enrollment information maintained with respect to Medicare+Choice Members, Pharmacy, and each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement), agree that each has established procedures to:
(i)
Safeguard the privacy of any information that identifies a particular Medicare+Choice Member. Information from, or copies of, records may be released only to authorized individuals, and each ensures that unauthorized individuals cannot gain access to or alter such records. Original medical records must be released only in accordance with Federal or State laws, court orders, or subpoenas;

(ii)
Maintain all such records and information in an accurate and timely manner;

(iii)
Allow timely access by Medicare+Choice Members to the records and information that pertain to them; and

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  (iv)
  Abide by all Federal and State laws regarding confidentiality and disclosure for mental health records, medical records, other health information, and Medicare+Choice Member information.
10.
Access:

  PHARMACY agrees that:

  (i)
  The Secretary of the Department of Health and Human Services ("HHS"), the Comptroller General, HOI, or their designees have the right to inspect, evaluate, and audit any pertinent contracts, books, documents, papers and records of PHARMACY and/or those entities or individuals with which PHARMACY contracts involving transactions relating to the Medicare+Choice contract between CMS and HOI; and

  (ii)
  HHS's, the Comptroller General's, HOI', or their designees' right to inspect, evaluate, and audit any pertinent information for any particular contract period will exist through six (6) years from the final date of the applicable CMS/HEALTH OPTIONS contract period or from the date of completion of any audit, whichever is later.

  PHARMACY specifically agrees that it will require each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement) to also specifically agree that such entity or individual is also under this duty to so provide access.

11.
Federal Funds:  HOI, since it is receiving Federal payments under its contract with CMS, together with others paid by organizations such as HEALTH OPTIONS to fulfill obligations under such a contract, are subject to certain laws that are applicable to individuals and entities receiving Federal funds. HEALTH OPTIONS is under a duty to inform such payees, and HEALTH OPTIONS hereby informs PHARMACY as such a payee, that payments received from HEALTH OPTIONS are, in whole or in part, from Federal funds. PHARMACY specifically agrees that it will inform, in writing, those entities and/or individuals with which PHARMACY contracts who receive payment as a consequence of this Agreement that such payment is, in whole or part, also from Federal funds.

12.
Non-Discrimination:  In carrying out obligations under this Medicare+Choice Amendment, PHARMACY shall not discriminate against any Medicare+Choice Member on a basis of race, color, religion, sex, national origin, age, health status, participation in any government program (including Medicare), source of payment, membership in a health maintenance organization, marital status or physical or mental handicap, nor shall PHARMACY knowingly contract with any person or entity which discriminates against any Medicare+Choice Member on any such basis. PHARMACY specifically agrees that it will require each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement) to also specifically agree that such entity or individual is also under this duty to not so discriminate.

13.
Advance Directives:  In compliance with the Patient Self-determination Act, as amended, to the extent applicable, and other applicable laws, PHARMACY shall, in a prominent place in all applicable Medicare+Choice Member patient records, document the existence of an advance directive. PHARMACY specifically agrees that it will require each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement) to also specifically agree that such entity or individual is also under this duty to so document the existence of an advanced directive.

14.
Professional Standards:  Pharmacy, and each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide

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  services or other activities in conformity with this Agreement), agree to provide Covered Services to Medicare+Choice Members in a manner consistent with professionally recognized standards of health care.

15.
Information Disclosure:  It is acknowledged that either party, together with related entities, contractors, or subcontractors of either party, at the times and in the manner that CMS requires (while safeguarding the confidentiality of the doctor-patient relationship), may be under a duty to develop procedures to compile, evaluate, and report to CMS, to Medicare+Choice Members, and to the general public statistics and certain other information. Each party, related entity, contractor, or subcontractor is hereby specifically authorized to disclose such information.

16.
Termination of Medicare Participation:
(a)
HEALTH OPTIONS:  In the event the Medicare+Choice contract between HEALTH OPTIONS and CMS is terminated or not renewed, this Medicare+Choice Amendment shall be deemed to also terminate upon such date of termination or non-renewal unless CMS and HEALTH OPTIONS agree otherwise. HEALTH OPTIONS will furnish PHARMACY with notice of any such termination and the date any such termination becomes effective within ten (10) days after HEALTH OPTIONS is notified by, or notifies, CMS of such termination or non-renewal;

(b)
PHARMACY:  Should PHARMACY and/or an entity or individual retained by PHARMACY to provide services or other activities in conformity with this Agreement not comply with any material, applicable Medicare law, regulation, CMS or HEALTH OPTIONS instruction, HEALTH OPTIONS may furnish PHARMACY with notice of such non-compliance and may elect to also terminate this Medicare+Choice Amendment upon such notice. HEALTH OPTIONS will furnish PHARMACY with notice of any such termination and the date any such termination becomes effective.
17.
Continuation of Benefits:  Upon the written request of HOI, PHARMACY shall continue, and shall cause each entity or individual with which PHARMACY contracts ( provided that such entity or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement) to continue, to provide services or other activities in conformity with this Agreement to Members of HEALTH OPTIONS who began a course of treatment prior to such termination, subject to all of the terms and provisions of this Agreement, until such course of treatment has been completed or arrangements satisfactory to HEALTH OPTIONS and such Member have been made to have such treatment provided by another appropriate provider; however, such continued treatment shall not be required hereby to exceed ninety (90) days unless the applicable Member is then hospitalized and, in that event, such course of treatment shall continue until the applicable Member is discharged or until HEALTH OPTIONS and the Member have arranged medically appropriate alternative care, whichever is earlier. Payment for services provided pursuant to the forgoing provisions of this section shall be made in accordance with the Fee Schedule of HEALTH OPTIONS in effect on the date that such services were provided or the Medicare Allowable Amount, whichever is lower.

18.
Governing Law:  In the event that any provision of this Medicare+Choice Amendment conflicts with the provisions of any statute or regulation applicable to HOI, Pharmacy, or an entity and/or individual with which PHARMACY contracts (provided that such entity or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement), the provisions of the statute or regulation shall have full force and effect. Each such party agrees to comply, and PHARMACY agrees that it will require each of those entities or individuals it retains to so comply, with all Medicare laws, regulations, CMS instructions, and other Federal and State statutes to the extent applicable.

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19.
Member List:  To assist HEALTH OPTIONS in fulfilling its duty to make a good faith effort to provide written notice of the termination of a contracted provider within fifteen (15) working days to all Medicare+Choice Members who are patients seen on a regular basis by a provider whose contract is terminating for any reason, PHARMACY agrees that it will also undertake a good faith effort to provide a list of such Medicare+ Choice Members to HEALTH OPTIONS within this fifteen (15) day time-frame specific to PHARMACY and/or any such provider retained by PHARMACY to provide services or other activities in conformity with this Agreement. PHARMACY specifically agrees that it will require each such provider to also so provide such a Medicare+Choice Member listing to either PHARMACY or HEALTH OPTIONS within this fifteen (15) day time-frame.

20.
Availability:  PHARMACY shall arrange for the provision of or make available to, and shall cause each entity and/or individual with which PHARMACY contracts (provided that such entity and/or individual is retained by PHARMACY to provide services or other activities in conformity with this Agreement), to arrange for the provision of or make available to, Medicare+Choice Members all services or other activities that is to be provided in conformity with this Medicare+Choice Amendment, and that are Covered Services, on a twenty-four (24) hour basis. If office hours are maintained, each will arrange telephone coverage after regular office hours and will assure that any Medicare+Choice Member who request receipt of such services at any hour obtains appropriate instructions as to how and where to obtain such services from others to assure that the life or safety of any Medicare+Choice Member will not be jeopardized.

21.
Medicare+Choice Amendment Interpretation:  It is acknowledged that this Medicare+Choice Amendment shall only apply when "Covered Services" as defined in this Amendment are provided to a "Medicare+Choice Member" as defined in this Amendment on or after January 1, 2000. Medicare+Choice Member as so defined (since this definition only applies to those individuals eligible for benefits from HEALTH OPTIONS under a Medicare+Choice Plan) creates a special membership classification. To the extent of any inconsistency between the terms of this Medicare+Choice Amendment and the terms of the Agreement, the terms of this Medicare+Choice Amendment control, but only to the extent of any such inconsistency. It is further specifically agreed that HEALTH OPTIONS may terminate this Amendment without terminating the underlying Agreement by providing notice in conformity with the termination provisions of the Agreement, provided that any such notice must specifically acknowledge that it only applies to Medicare+Choice Members.

  In all other respects, the terms and provisions of the Agreement shall remain the same.

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ATTACHMENT 1 to MEDICARE+CHOICE AMENDMENT

DEFINITIONS

    For the purpose of this Amendment (including but not limited to modifications to definitions utilized in the underlying Agreement specific to this Amendment), the term:

1.
CMS means the Centers for Medicare and Medicaid Services, formerly known as the Health Care Financing Administration, a Federal agency.

2.
Covered Services means the benefits covered under the applicable Medicare+Choice Plan, as described and set forth in the applicable Evidence of Coverage, including any endorsements and riders thereto, provided that the Medicare+Choice Member is entitled to receive such benefits.

3.
Emergency Medical Condition means a medical condition manifesting itself by acute symptoms of sufficient severity (including severe pain) such that a prudent layperson, with an average knowledge of health and medicine, could reasonably expect the absence of immediate medical attention to resolve in—
(i)
Serious jeopardy to the health of the individual or, in the case of a pregnant woman, the health of the woman or her unborn child;

(ii)
Serious impairment to bodily functions; or

(iii)
Serious dysfunction of any bodily organ or part.
4.
Emergency Services means Covered Services which are either inpatient or outpatient services that are—
(i)
Furnished by a provider qualified to furnish emergency services; and

(ii)
Needed to evaluate or stabilize an Emergency Medical Condition
5.
Evidence of Coverage means one or more of the documents provided to a Medicare+Choice Member which sets forth a description or summary of certain provisions of the applicable Medicare+Choice Plan.

6.
Medicare+Choice Plan means one of the various health care benefit packages offered to enrolled Medicare+Choice Members by HEALTH OPTIONS under which the Medicare+Choice Members have a financial incentive to use Participating Providers.

7.
Medicare+Choice Member means an individual eligible for benefits from HEALTH OPTIONS under a Medicare+Choice Plan.

8.
Participating Provider means a health professional or entity that has entered into an agreement with HEALTH OPTIONS to be a Medicare+Choice Plan provider network participant within the applicable service area, or as otherwise approved by HEALTH OPTIONS to provide Covered Services to Medicare+Choice Members.

9.
Urgently Needed Services means Covered Services provided when a Medicare+Choice Member is temporarily absent from the applicable service (or, if applicable, continuation) area (or, under unusual and extraordinary circumstances, provided when the Medicare+Choice Member is in such service or continuation area but HEALTH OPTIONS provider network is temporarily unavailable or inaccessible) when such services are medically necessary and immediately required—
(i)
As a result of an unforeseen illness, injury, or condition; and

(ii)
It was not reasonable given the circumstances to obtain the services through the HEALTH OPTIONS Participating Provider network.

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A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED, FOR CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN SOUGHT HAS BEEN DELETED FROM THIS EXHIBIT AND THE DELETED TEXT REPLACED BY AN ASTERISK (*).

HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

EXHIBIT "E"

DELEGATED ACTIVITIES

    In conformity with §20.1 of the Agreement between the parties this EXHIBIT "E" DELEGATED ACTIVITIES, effective from and after September 4, 2001, amends said Agreement as follows:

    It is acknowledged that HEALTH OPTIONS, in furtherance of its commitments to quality and to continuous improvement of services provided to Members, and in conformity with applicable Florida law, is under a duty to seek and thereafter maintain accreditation by an approved accreditation organization. In conformity with this duty HEALTH OPTIONS hereby delegates, and PHARMACY, hereby accepts this delegation and agrees to perform all of the delegated functions described in ATTACHMENT 1 DELEGATED UTILIZATION MANAGEMENT FUNCTIONS, and as set forth in the Agreement, in the manner described therein. PHARMACY also acknowledges that HEALTH OPTIONS may in the future modify its policies and/or procedures concerning delegated activities and in that event HEALTH OPTIONS may modify this EXHIBIT by providing PHARMACY with written notification of any such modification not less than thirty (30) days before the effective date of such modification. Should PHARMACY have concerns regarding any such modification, PHARMACY must notify HEALTH OPTIONS in writing of each such concern within ten (10) days after receipt from HEALTH OPTIONS of the notice of modification. Thereafter, HEALTH OPTIONS and PHARMACY shall engage in good faith discussions to address each such concern prior to the effective date of the modification. Should these discussions not completely address each such concern, PHARMACY may, by forwarding notice prior to the effective date of the modification, elect to terminate this Agreement, the effective date of such termination to be set out in the written notice of election to terminate, in any event such date of termination to be at least thirty (30) days, but not more than ninety (90) days, from the date of receipt of such written notice of election to terminate, unless the parties mutually agree otherwise, specifically provided, however, that HEALTH OPTIONS may then elect, prior to the effective date of termination set out in the notice, to notify PHARMACY in writing that PHARMACY'S duties to perform delegated activities are no longer part of the Agreement and, as a consequence, the Agreement shall remain in effect, this EXHIBIT "E" being no longer part of the Agreement. For purposes of this section, the term "modification" shall be deemed to include the terms "addition" and "deletion." PHARMACY further agrees: that it will indemnify and hold harmless HEALTH OPTIONS from and against any and all loss, damage, claims, causes of action, and cost (including reasonable attorney fees) that arise out of or relate to the performance of the delegated functions described and set forth in this Amendment, except for those caused solely by the active negligence of HEALTH OPTIONS, and that it will cooperate fully with HEALTH OPTIONS in the defense of any claim or cause of action made against HEALTH OPTIONS that arises out of or relates to the performance of delegated activities by PHARMACY.

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    IN WITNESS WHEREOF, the parties agree to the foregoing provisions by placing their duly authorized signatures below.

PHARMACY
Signature
Name (Printed or Typed)
Title
Date Signed
HEALTH OPTIONS
Signature
Name (Printed or Typed)
Title
Date Signed

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A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED, FOR CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN SOUGHT HAS BEEN DELETED FROM THIS EXHIBIT AND THE DELETED TEXT REPLACED BY AN ASTERISK (*).

HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

ATTACHMENT 1 TO EXHIBIT "E"

DELEGATED UTILIZATION MANAGEMENT FUNCTIONS

    The parties agree that certain utilization management activities are hereby delegated by HEALTH OPTIONS to PHARMACY as may be more specifically set forth and described on the attached Utilization Management Delegation Assessment Matrix. It is specifically agreed that:

1.
HEALTH OPTIONS shall provide PHARMACY with a copy of accreditation requirements and HEALTH OPTIONS expectations relative to utilization management. PHARMACY agrees to use its best efforts to meet these standards, and acknowledges that failure to meet the requirements of standards then in effect shall be grounds for HEALTH OPTIONS, in addition to other rights it may have under this Agreement, to notify PHARMACY in writing that PHARMACY'S duties to perform certain delegated activities are no longer part of this Agreement.

2.
PHARMACY agrees to adhere to applicable HEALTH OPTIONS utilization management policies and procedures. HEALTH OPTIONS will provide PHARMACY with copies of these policies and procedures. PHARMACY agrees that all policies and procedures provided shall be treated as confidential, and shall not be disclosed to other parties. In the event that regulations, standards or policies applicable to HEALTH OPTIONS change, HEALTH OPTIONS shall provide PHARMACY with a copy of said changes. The parties agree to review said changes to determine if PHARMACY agrees to comply with these changes. If necessary changes are not acceptable to PHARMACY, PHARMACY acknowledges that HEALTH OPTIONS may at its option elect to no longer delegate utilization management functions to PHARMACY.

3.
PHARMACY has an established appeals mechanism for providers that includes:

a.
description of how to file an appeal which is included with each notification of denial.

b.
a requirement that appeals are handled in a timely manner.

4.
PHARMACY agrees to promptly provides quarterly reports of utilization management program results to HEALTH OPTIONS, including at least the following information:

a.
utilization indicators (including: number of utilization management cases handled by type and by service; number of denials; and number of cases appealed.

b.
utilization management program results

5.
PHARMACY agrees to submit to HEALTH OPTIONS a written description of the utilization management program at least annually, and as updated for review. HEALTH OPTIONS must review and approve the PHARMACY'S utilization management program description.

6.
On a periodic, but no less than annual basis, HEALTH OPTIONS shall conduct a review of PHARMACY'S utilization management program. This review shall be conducted on-site, unless

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  the parties mutually agree otherwise. This review may include, but is not limited to the following: minutes from the Utilization Management Committee meetings, documentation of utilization management program results, and results of focused reviews. HEALTH OPTIONS shall make available to PHARMACY a copy of the results of the periodic review. Both parties agree to confer in good faith to address any discrepancies between the agreed utilization management activities and the findings of the review.

7.
Attachment 2, which immediately follows this page, sets out a "Utilization Management Delegated Assessment Matrix" which notes responsibility functions that either HEALTH OPTIONS or PHARMACY have agreed to.

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A CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2 UNDER THE SECURITIES ACT OF 1934, AS AMENDED, FOR CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN SOUGHT HAS BEEN DELETED FROM THIS EXHIBIT AND THE DELETED TEXT REPLACED BY AN ASTERISK (*).

HEALTH OPTIONS, INC.

INJECTABLE DRUGS AGREEMENT

ATTACHMENT 2 TO EXHIBIT "E"

DELEGATED UTILIZATION MANAGEMENT FUNCTIONS

OptionMed, Inc.

    UTILIZATION MANAGEMENT DELEGATED ASSESSMENT MATRIX

ACTIVITY/FUNCTION	HEALTH OPTIONS	PROVIDER	UTILIZATION MANAGEMENT SITE VISIT REVIEW CRITERIA #S	REPORTING FREQUENCY
1. UM Program Description outlining program goals, objectives, structure and accountability.	*		*
2. UM Work Plan and Annual Evaluation	*		*
3. UM Policies/Procedures (Applicable to delegated functions).		*	*	*
4. Adoption/development of written UM Criteria for Utilization decisions.	*		*
5. Assessing consistency of applying UM criteria in utilization decisions for clinical and non-clinical Staff.		*	*	*
6. Qualified health professionals assess the clinical information used to support utilization decisions.		*	*	*
7. Monitoring quality and timeliness of utilization decisions.		*	*	*

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ACTIVITY/FUNCTION	BCBSF/HOI	PROVIDER	UTILIZATION MANAGEMENT SITE VISIT REVIEW CRITERIA #S	REPORTING FREQUENCY
8. Expedited Reviews and Appeals.	*		*
9. Precertification approvals for inpatient care.	*		*
10. Precertification denials for inpatient care.	*		*
11. Precertification approvals for ambulatory care.		*	*	*
12. Precertification denials for ambulatory care.	*		*
13. Precertification approvals for specialty referrals.	*		*
14. Precertification denials for specialty referrals.	*		*

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ACTIVITY/FUNCTION	BCBSF/HOI	PROVIDER	UTILIZATION MANAGEMENT SITE VISIT REVIEW CRITERIA #S	REPORTING FREQUENCY
15. Concurrent review approvals for inpatient care	*		*
16. Concurrent review denials for inpatient care.	*		*
17. Notice of Discharge and Medicare Appeal Rights process for M-C enrollees.	*		*
18. Concurrent review approvals for ambulatory care.		*	*	*
19. Concurrent review denials for ambulatory care.	*		*
20. Retrospective approvals for services rendered without prior authorization.		*	*	*
21. Retrospective denials for services rendered without prior authorization.	*		*
22. M-C 14 (calendar) day extension to collect additional information.		*	*	*
23. Collection of relevant clinical information for consistent decision making.		*	*	*
24. Transition to other care when benefits end.	*		*

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ACTIVITY/FUNCTION	BCBSF/HOI	PROVIDER	UTILIZATION MANAGEMENT SITE VISIT REVIEW CRITERIA #S	REPORTING FREQUENCY
25. Case Management.	*		*
26. Inpatient discharge planning.	*		*
27. Communication with practitioner/member when requests for services are denied. (Written Confirmation).	*		*
28. Evaluation of member/practitioner satisfaction.	*		*
29. Provision/ coverage of emergency services (includes "Post-stabilization" for Medicare.)	*		*
30. Pharmaceutical Management.	*		*
31. Ensuring appropriate service and coverage—over/under utilization.	*		*
32. Effectuation of adverse organization determinations.	*		*
33. Maintains information related to coverage and payment issues for at least 6 years following final resolution and makes available to enrollees upon request.	*		*
34. Availability of UM criteria to practitioners and/or members upon request.	*		*
35. Identification and assessment of M-C enrollees with complex or serious medical conditions.	*		*
36. Medicare Risk Provider.	*		*
37. Prompt Payment Legislation (SB 1508).	*	*	*

    Performed by: Linda Cash & Carol Potami

    Date: July 12, 2001

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QuickLinks

HEALTH OPTIONS, INC. INJECTABLE DRUGS AGREEMENT
EXHIBIT "A" FEE FOR SERVICE PROGRAM DESCRIPTION
EXHIBIT "B" COMPENSATION
EXHIBIT "C" PERFORMANCE STANDARDS
EXHIBIT "D"
  1 MEDICARE+CHOICE AMENDMENT
ATTACHMENT 1 to MEDICARE+CHOICE AMENDMENT
DEFINITIONS
EXHIBIT "E" DELEGATED ACTIVITIES
HEALTH OPTIONS, INC. INJECTABLE DRUGS AGREEMENT
ATTACHMENT 1 TO EXHIBIT "E" DELEGATED UTILIZATION MANAGEMENT FUNCTIONS
ATTACHMENT 2 TO EXHIBIT "E" DELEGATED UTILIZATION MANAGEMENT FUNCTIONS
OptionMed, Inc.